                                                                      EXHIBIT 23






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53877) pertaining to The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Restated 1994) and Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated 1994) of our report dated June 23, 2000, with respect to the financial statements and schedule of The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. included in this Annual Report (Form 11-K) for the year ended December 30, 1999.

                                                          /S/ ERNST & YOUNG LLP

                                                              ERNST & YOUNG LLP


Charlotte, North Carolina
June 23, 2000